Exhibit 99.1
AMENDMENT NO. 2 –
LOAN AND SECURITY AGREEMENT

Amendment No. 2, dated as of March 25, 2008 (“Amendment”), to the  Loan and Security Agreement, dated August 7, 2007, as amended on January 30, 2008 (as amended by Amendment No. 1, the “Original Agreement” and, as amended by this Amendment No. 2, the “Agreement”) by and between EMAGIN CORPORATION, a Delaware corporation with its principal place of business located at 10500 N.E. 8th Street, Suite 1400, Bellevue, Washington 98004 (the "Borrower"), and MORIAH CAPITAL, L.P., a Delaware limited partnership with offices at 685 Fifth Avenue, New York, New York 10022 (as further defined below, the "Lender"). Capitalized terms used but not defined herein have the meanings given to them in the Original Agreement.

R E C I T A L S:

A.           Borrower has advised Lender that certain defective parts were included in Borrower’s inventory counts during the period commencing on or about December 1, 2007 and ending on or about February 15, 2008 (the “Inventory Noncompliance Period”). Borrower has advised Lender further that the defective nature of such parts was unknown to Borrower during the Inventory Noncompliance Period. The parties acknowledge that the foregoing state of facts would result in breaches by Borrower of Sections 7.2 (Representations and Warranties), 7.3 (Performance, Etc.), 8.11 (Inventory), 9.1 (Notify Lender), 9.3 (Observe Covenants), 9.5(c) (Bi-Monthly Inventory Reconciliation Report) and 11.5 (False Representation or Warranty) of the Agreement unless waived by Lender. Borrower has requested that Lender waive such noncompliance for the Inventory Noncompliance Period.

B.           Borrower has further advised Lender of certain delays in implementing the Lockbox Agreement as required under the Agreement, which, if unwaived, would result in Borrower’s noncompliance with Sections 2.1(f) of the Agreement and with Section 3 of the Post-Closing Agreement, dated August 7, 2007 (the “Post-Closing Agreement”). Borrower has requested that Lender waive such noncompliance.

Lender has agreed to accommodate Borrower’s requests on the terms set forth herein.

The parties agree as follows:

SECTION 1. WAIVERS

          Section 1.1 Defective Inventory - Waiver of Noncompliance with Certain Provisions of the Agreement. In reliance on Borrower’s representation and warranty to Lender that the aggregate inventory cost of Inventory containing defective parts, as reflected in Borrower’s books and records, does not exceed $363,000 (the “Defective Inventory Count”), and on the condition that Borrower repays to Lender, within ten (10) Business Days of the date hereof, all prior Advances made by Lender to Borrower exceeding the Maximum Credit, if any, as a result of the Defective Inventory Count, Lender hereby waives Borrower’s prior non-compliance with Sections 7.2, 7.3, 8.11, 9.1, 9.3, 9.5(c) and 11.5 of the Agreement during the Inventory Noncompliance Period  (including any penalties and/or damages which may have been due as a result of such non-compliance with the aforementioned Sections of the Agreement during the Inventory Noncompliance Period) to the extent such noncompliance resulted solely from the Defective Inventory Count.

        Section 1.2  Lockbox Agreement. In reliance on Borrower’s representation and warranty to Lender that all lockbox arrangement required to be implemented under Section 2.1(f) of the Agreement and under Section 3 of the Post-Closing Agreement have been consummated and are in full force and effect as of March 14, 2008, with all required lockbox notifications transmitted by Borrower to its account debtors by March 14, 2008, Lender hereby waives Borrower’s non-compliance prior to March 14, 2008 with Section 2.1(f) of the Agreement and Section 3 of the Post-Closing Agreement  (including any penalties and/or damages which may have been due as a result of such non-compliance with the aforementioned Sections of the Agreement and Post-Closing Agreement during the Inventory Noncompliance Period).

SECTION 2. MISCELLANEOUS

Section 2.1  Prior Agreements.  This Amendment shall completely and fully supersede all other and prior agreements and correspondence (both written and oral) by and between Borrower and Lender concerning the subject matter of this Amendment.  Except as expressly amended hereby, the Agreement shall remain in full force and effect.

Section 2.2 No Implied Waivers. Except as expressly set forth herein, nothing herein shall constitute an express or implied waiver of any provision of the Agreement or of any other Loan Document, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof..

Section 2.3 Counterparts.  This Amendment may be executed in any number of counterparts, with the same effect as if all the signatures on such counterparts appeared on one document.  Each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

Section 2.4 Amendments.  This Amendment may not be amended, waived, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by Borrower and Lender.

Section 2.5 Binding on Successors.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Borrower may not assign any of its rights or obligations under this Amendment or the other Loan Documents to any Person without the prior written consent of Lender.

Section 2.6 Invalidity.  Any provision of this Amendment that may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.7 Section or Paragraph Headings.  Section and paragraph headings used herein are for convenience only and shall not be construed as part of this Amendment.

Section 2.8 Governing Law.  This Amendment shall be construed in accordance with, and shall be governed by, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law.

Section 2.9 Construction.  The language in all parts of this Amendment and the other Loan Documents shall be construed as a whole according to its fair meaning.

[SIGNATURE  PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment No. 2 to Loan and Security Agreement has been duly executed as of the day and year first above written.

EMAGIN CORPORATION

By:	/s/ Michael D. Fowler
Michael D. Fowler
Interim Chief Financial Officer

MORIAH CAPITAL L.P.

By: Moriah Capital Management, L.P., General Partner

By: Moriah Capital Management, GP, LLC, General Partner

By:	/s/ Alexandre Speaker
Name: Alexandre Speaker
Title: Manager

[SIGNATURE PAGE – AMENDMENT NO. 2 – LOAN AGREEMENT]

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